UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2016

REACHLOCAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34749	20-0498783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21700 Oxnard Street, Suite 1600
Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

(818) 274-0260

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, on June 27, 2016, ReachLocal, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gannett Co., Inc., a Delaware corporation (“Parent”), and Raptor Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), pursuant to which Purchaser would merge with and into the Company (the “Merger”) with the Company continuing as the surviving corporation (the “Surviving Corporation”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser commenced a tender offer to acquire all of the issued and outstanding shares (the “Company Shares”) of the Company’s common stock, par value $0.00001 (the “Common Stock”), for a purchase price of $4.60 per Company Share, net to the seller in cash, subject to reduction for any applicable withholding taxes and without interest (the “Offer Price”), upon the terms and conditions set forth in the Offer to Purchase, dated July 11, 2016 (the “Offer to Purchase”), and in the Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, as each may be amended and supplemented from time to time in accordance with the Merger Agreement, constitute the “Offer”).

The Offer and withdrawal rights expired at 12:00 midnight, New York City time, at the end of the day on August 8, 2016. Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), advised Parent and Purchaser that, as of the expiration of the Offer, a total of approximately 27,754,605 Company Shares were validly tendered into and not properly withdrawn pursuant to the Offer, representing approximately 92.16% of the Company Shares outstanding as of such time. The Company Shares validly tendered and not properly withdrawn pursuant to the Offer constituted a majority of then-outstanding Company Shares, satisfying the Minimum Condition (as defined in the Merger Agreement), and Purchaser accepted for payment all Company Shares that were validly tendered and not properly withdrawn. The Depositary also advised Parent and Purchaser that an additional 28,435 Company Shares had been tendered by notice of guaranteed delivery, representing approximately 0.09% of the outstanding Company Shares as of such time.

Following consummation of the Offer and confirmation that all conditions to the Merger set forth in the Merger Agreement were satisfied, on August 9, 2016, Parent completed its acquisition of the Company by consummating the Merger without a meeting of stockholders of the Company in accordance with Section 251(h) of the General Corporation Law of the State of Delaware. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding Company Share, excluding any Company Shares owned by Parent, Purchaser or the Company or any of their respective subsidiaries, any Company Shares held by stockholders who are entitled to and who validly exercise appraisal rights under Delaware law, and the Company Shares accepted for payment in the Offer, was canceled and converted into the right to receive an amount in cash equal to the Offer Price, subject to reduction for any applicable withholding taxes, without interest. As a result, at the Effective Time, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent.

The foregoing description of the Offer, the Merger and the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 27, 2016 and incorporated herein by reference.

On August 9, 2016, Parent issued a news release announcing the results of the Offer and consummation of the Merger. A copy of the news release was filed as Exhibit 99.1 to the Current Report on Form 8-K filed by Parent on August 9, 2016 and is incorporated herein by reference.

Item 1.02.                                                       Termination of a Material Definitive Agreement.

On August 9, 2016, in connection with the Merger, the Company (i) repaid in full all outstanding indebtedness, including principal, interest, fees and all other amounts due in connection with such repayment under the Loan and Security Agreement, by and among the Company, certain subsidiaries of the Company, the lenders party thereto, and Hercules Capital, Inc., as agent, dated April 30, 2015 (as amended from time to time, the “Loan Agreement”), and (ii) terminated all obligations under the Loan Agreement, except for certain indemnification obligations. In connection with such payoff, the security interests granted pursuant to the Loan Agreement were terminated and released.

On August 9, 2016, in connection with the Merger, the Company (i) repaid in full all outstanding indebtedness, including principal, interest, fees and all other amounts due in connection with such repayment under the Company’s 4.00% Convertible Second Lien Subordinated Notes, dated December 17, 2015 (the “Convertible Notes”)  and the Security Agreement, dated December 17, 2015 (the “Security Agreement”), in each case by and among the Company and the purchasers party thereto, and (ii) terminated all obligations under the Convertible Notes, the Security Agreement, and the related note purchase agreement. In connection with such payoff, the security interests granted pursuant to the Note Documents were terminated and released.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

The disclosure under the Introductory Note and Item 3.01 is incorporated herein by reference.

Item 3.01.                                        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 9, 2016, the Company (i) notified the NASDAQ Stock Market LLC (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ (x) suspend trading of the Common Stock before the opening of trading on August 10, 2016 and (y) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Common Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.                                        Material Modification to Rights of Security Holders.

The disclosure under the Introductory Note and Items 3.01 and 5.03 is incorporated herein by reference.

Item 5.01.                                        Changes in Control of Registrant.

The disclosure under the Introductory Note and Items 3.01, 5.02 and 5.03 is incorporated herein by reference. The cost to Parent to acquire all of the outstanding Company Shares pursuant to the Offer and the Merger was approximately $165 million (net of cash acquired and without giving effect to related transaction fees and expenses). Such payments were funded by cash on hand and immediately available funds under Parent’s existing revolving credit facility.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, as of the Effective Time, each of James Geiger, Thomas Hale, Habib Kairouz, Lawrence Kutscher, Sharon Rowlands, Alan Salzman and Edward Thompson ceased serving as directors of the Company, and the directors of Purchaser at the Effective Time, Robert J. Dickey and John Zidich, became the directors of the Surviving Corporation.

The information required by Item 5.02 of Form 8-K regarding the new directors of the Company has been previously disclosed in Schedule A of the Offer to Purchase, dated July 11, 2016, filed by Parent and Purchaser as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO, which information is incorporated herein by reference.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation, as in effect immediately prior to the Merger, was amended and restated (the “Amended Certificate of Incorporation”) and the Company’s by-laws, as in effect immediately prior to the Merger, were amended and restated (the “Amended By-Laws”). The Amended Certificate of Incorporation and Amended By-Laws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of June 27, 2016, by and among Gannett Co., Inc., Raptor Merger Sub, Inc. and ReachLocal, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 27, 2016)

3.1	Amended and Restated Certificate of Incorporation of ReachLocal, Inc.

3.2	Second Amended and Restated By-Laws of ReachLocal, Inc.

99.1

News Release of Gannett Co., Inc. announcing the results of the Offer and completion of the Merger, dated August 9, 2016 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Gannett on August 9, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REACHLOCAL, INC.

Date: August 9, 2016	By:	/s/ Ross G. Landsbaum
	Name:	Ross G. Landsbaum
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of June 27, 2016, by and among Gannett Co., Inc., Raptor Merger Sub, Inc. and ReachLocal, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 27, 2016)

3.1	Amended and Restated Certificate of Incorporation of ReachLocal, Inc.

3.2	Second Amended and Restated By-Laws of ReachLocal, Inc.

99.1

News Release of Gannett Co., Inc. announcing the results of the Offer and completion of the Merger, dated August 9, 2016 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Gannett on August 9, 2016)